LORETTA FOOD GROUP INC.

                 CATEGORICAL STANDARDS OF DIRECTOR INDEPENDENCE

A director who meets all of the following categorical standards shall be presumed to be "independent" ("Company" shall include all subsidiaries thereof):

o During the past five years the Company has not employed the director, and has not employed (except in a non-officer capacity) any of his or her immediate family members.

o During the past five years, the director has not been employed (or affiliated with) the Company's present or former auditors, nor has any of his or her immediate family members been so employed or affiliated (except in a non-officer capacity not involving the Company's business).

o During the past five years, neither the director, nor any of his or her immediate family members, has been part of an "interlocking directorate" in which an executive officer of the Company serves on the compensation (or equivalent) committee of another company that employs the director.

o The director does not (directly or indirectly as a partner, shareholder or officer of another company) provide consulting, legal or financial advisory services to the Company or the Company's present or former auditors.

o The director is not employed by (or affiliated with) a significant supplier or customer of the Company. For the purposes of this categorical standard, a supplier or customer shall be considered significant if its sales to, or purchases from the Company represent more than (i) 1 % of the sales of the customer or supplier or (ii) 1 % of the Company's revenues.

o During the past five years, the director has not had a personal services contract with the Company, its chairman, chief executive officer or other executive officer, or any affiliate of the Company.

o The director is not an employee, officer or director of a foundation, university or other non-profit organization to which the Company gives directly, or indirectly through the provision of services, more than $100,000 per annum or 1% of the total annual donations received (whichever is less).

o The director does not, either directly or indirectly as a partner, shareholder or officer of another company own more than 5% of the Company's common stock (for purposes of being eligible to sit as a member of the Audit Committee but not necessarily as a Board member).


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Audit Committee Charter

I. Purpose

The primary functions of the Audit Committee are to assist the Board of Directors in fulfilling its oversight responsibilities with respect to: (i) the Company's systems of internal controls regarding finance, accounting, legal compliance and ethical behavior, (ii) the Company's auditing, accounting and
financial   reporting  processes   generally,   (iii)  the  Company's  financial
statements and other financial information provided by the Company to its stockholders, the public and others, (iv) the Company's compliance with legal and regulatory requirements, and (v) the performance of the Company's Corporate Audit Department, where applicable, and independent auditors. Consistent with these functions, the Committee will encourage continuous improvement of, and foster adherence to, the Company's policies, procedures and practices at all levels.

Although the Committee has the powers and responsibilities set forth in this Charter, the role of the Committee is oversight. The members of the Committee are not full-time employees of the Company and may or may not be accountants or auditors by profession or experts in the fields of accounting or auditing and, in any event, do not serve in such capacity. Consequently, it is not the duty of the Committee to conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of Management and the independent auditors.

II. Organization

The Audit Committee shall be comprised of members as determined by the Board of Directors, each of whom shall satisfy the independence, financial literacy and experience requirements of Section 10A of the Securities Exchange Act of 1934 and any other applicable regulatory requirements. Committee members shall be appointed by the Board at the annual organizational meeting of the Board of Directors and members shall serve until their successors shall be duly appointed and qualified. The Committee's chairperson shall be designated by the full Board or, if it does not do so, the Committee members shall elect a chairperson by vote of a majority of the full Committee.

The Committee may form and delegate authority to one or more of its members and/or subcommittees when appropriate.

III. Meetings

The Audit Committee shall meet at least once annually, or more frequently as circumstances require. The Committee shall require members of Management, the Corporate Audit Department, if any, and the independent auditors and others to attend meetings and to provide pertinent information, as necessary. As part of its job to foster open communications, the Committee shall meet in executive sessions during its regularly scheduled meetings and otherwise as the Committee may deem appropriate with Management, the head of the Corporate Audit Department, if any, and the Company's independent auditors to discuss any matters that the Committee (or any of these groups) believe should be discussed privately.

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IV. Responsibilities and Duties

In recognition of the fact that the Company's independent auditors are ultimately accountable to the Audit Committee, the Committee shall have the sole authority and responsibility to select, evaluate, and, where appropriate, replace the independent auditors or nominate the independent auditors for shareholder approval. The Committee shall approve all audit engagement fees and terms and all nonaudit engagements with the independent auditors. The Committee shall consult with Management but shall not delegate these responsibilities.

To fulfill its responsibilities and duties. the Audit Committee shall:

With Respect to the Independent Auditors:

1. Be directly responsible for the appointment, compensation and oversight of the work of the independent auditors (including resolution of disagreements between Management and the independent auditors regarding financial reporting) for the purpose of preparing its audit report or related work.

2. Have the sole authority to review in advance, and grant any appropriate pre-approvals of (i) all auditing services to be provided by the independent auditors and (ii) all non-audit services to be provided by the independent auditors as permitted by Section l0A of the Securities Exchange Act of 1934. and in connection therewith to approve all fees and other terms of engagement. The Committee shall also review and approve disclosures required to be included in Securities and Exchange Commission periodic reports filed under Section 13(a) of the Securities Exchange Act of 1934 with respect to non-audit services.

3. Review the performance of the Company's independent auditors on at least an annual basis.

4. On an annual basis, review and discuss with the independent auditors all relationships the independent auditors have with the Company in order to evaluate the independent auditors' continued independence. The Committee: (i) shall ensure that the independent auditors submit to the Committee on an annual basis a written statement (consistent with Independent Standards Board Standards No. 1) delineating all relationships and services that may impact the objectivity and independence of the independent auditors; (ii) shall discuss with the independent auditors any disclosed relationship or services that may impact the objectivity and independence of the independent auditors; and (iii) shall satisfy itself as to the independent auditors' independence.

5. At least annually, obtain and review an annual report from the independent auditors describing (i) the independent auditors' internal quality control procedures and (ii) any material issues raised by the most recent internal quality control review, or peer review, of the independent auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditors, and any steps taken to deal with any such issues.


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6. Confirm that the lead audit  partner,  or the lead audit partner  responsible for reviewing the audit, for the Company's independent auditors has not performed audit services for the Company for each of the five previous fiscal years.

7. Review all reports required to be submitted by the independent auditors to the Committee under Section 10A of the Securities Exchange Act of 1934.

8. Review the scope and plan of the work to be done by the independent auditors for each fiscal year.

With Respect to Financial Statements:

9. Review and discuss with Management, the Corporate Audit Department, if any, and the independent auditors the Company's quarterly financial statements (including disclosures made in "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the independent auditors' review of the quarterly financial statements) prior to submission to stockholders, any governmental body, any stock exchange or the public.

10. Review and discuss: (i) with Management, the Corporate Audit Department, if any, and the independent auditors the Company's annual audited financial statements (including disclosures made in "Management's Discussion and Analysis of Financial Condition and Results of Operations").

11. Discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, relating to the conduct of the audit.

12. Recommend to the Board of Directors. if appropriate. that the Company's annual audited financial statements be included in the Company's annual report on Form 10-K for filing with the Securities and Exchange Commission.

13. Prepare the report required by the Securities and Exchange Commission to be included in the Company's annual proxy statement and any other Committee reports required by applicable securities laws or stock exchange listing requirements or rules.


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Periodic and Annual Reviews:

14. Periodically review separately with each of Management, the independent auditors and the Corporate Audit Department, if any (i) any significant disagreement between Management and the independent auditors or the Corporate Audit Department in connection with the preparation of the financial statements.
(ii) any difficulties encountered during the course of the audit (including any restrictions on the scope of work or access to required information) and (iii) Management's response to each.

15. Periodically discuss with the independent auditors, without Management being present. (i) their judgments about the quality. appropriateness. and acceptability of the Company's accounting principles and financial disclosure practices, as applied in its financial reporting, and (ii) the completeness and accuracy of the Company's financial statements.

16. Consider and approve, if appropriate, significant changes to the Company's accounting principles and financial disclosure practices as suggested by the independent auditors, Management or the Corporate Audit Department. Review with the independent auditors, Management and the Corporate Audit Department, if any, at appropriate intervals, the extent to which any changes or improvements in accounting or financial practices, as approved by the Committee, have been implemented.

17. Review with Management, the independent auditors, the Corporate Audit Department, if any, and the Company's counsel, as appropriate, any legal, regulatory or compliance matters that could have a significant impact on the Company's financial statements, including significant changes in accounting standards or rules as promulgated by the Financial Accounting Standards Board, the Securities and Exchange Commission or other regulatory authorities with relevant jurisdiction.

18. Obtain and review an annual report from Management relating to the accounting principles used in preparation of the Company's financial statements (including those policies for which Management is required to exercise discretion or judgments regarding the implementation thereof).


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Discussions with Management:

19. Review and discuss with Management the Company's earnings press releases (including the use of "pro forma" or "adjusted" non-GAAP information) as well as financial information and earnings guidance provided to analysts and rating agencies.

20. Review and discuss with Management all material off-balance sheet transactions, arrangements, obligations (including contingent obligations) and other relationships of the Company with unconsolidated entities or other persons, that may have a material current or future effect on financial condition, changes in financial condition, results of operations, liquidity, capital resources, capital reserves or significant components of revenues or expenses.

21. Inquire about the application of the Company's accounting policies and its consistency from period to period, and the compatibility of these accounting policies with generally accepted accounting principles, and (where appropriate) the Company's provisions for future occurrences, which may have a material impact on the financial statements of the Company.

22. Review and discuss with Management (i) the Company's major financial risk exposures and the steps Management has taken to monitor and control such exposures (including Management's risk assessment and risk management policies), and (ii) the program that Management has established to monitor compliance with its code of business ethics and conduct for directors, officers and employees.

23. Review and discuss with Management all disclosures made by the Company concerning any material changes in the financial condition or operations of the Company.

24. Obtain explanations from Management for unusual variances in the Company's annual financial statements from year to year, and review annually the independent auditors' letter of the recommendations to Management and Management's response.


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With Respect to the Internal Audit Function and Internal Controls:

25. Review, based upon the recommendation of the independent auditors and the head of the Corporate Audit Department, if any, the scope and plan of the work to be done by the Corporate Audit Department.

26. Review and approve the appointment and replacement of the head of the Corporate Audit Department, if any, and review on an annual basis the performance of the Corporate Audit Department or similar management personnel conducting internal audit functions of the Company.

27. In consultation with the independent auditors and the Corporate Audit Department a) review the adequacy of the Company's internal control structure and system and the procedures designed to insure compliance with laws and regulations, and (b) discuss the responsibilities, budget and staffing needs of the Corporate Audit Department, if any.

28. Establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.


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Other:

29. Review and approve all related-party transactions.

30. Review and approve (i) any change or waiver in the Company's code of business conduct and ethics for directors or executive officers, and (ii) any disclosure made on Form 8-K regarding such change or waiver.

31. Establish the policy for the Company's hiring of employees or former employees of the independent auditors who were engaged on the Company's account.

32. Review any Management decision to seek a second opinion from independent auditors other than the Company's regular independent auditors with respect to any significant accounting issue.

33. Review with Management and the independent auditors the sufficiency and quality of the Corporate Audit Department staff and other financial and accounting personnel of the Company.

34. Review and reassess the adequacy of this Charter annually and recommend to the Board any changes the Committee deems appropriate.

35. The Committee shall conduct an annual performance evaluation.

36. Perform any other  activities  consistent  with this Charter,  the Company's
By-laws and governing law as the Committee or the Board deems necessary or appropriate.

37.  This  Charter  shall  be  made  available  on  the  Company's   website  at
"www.lorettafoods.com."

V. Resources

The Audit Committee shall have the authority to retain independent legal, accounting and other consultants to advise the Committee. The Committee may request any officer or employee of the Company or the Company's outside counselor and/or independent auditors to attend a meeting of the Committee or to meet with any members of, or consultants to the Committee.

The Committee shall determine the extent of funding necessary for payment of compensation to the independent auditors for purpose of rendering or issuing the annual audit report and to any independent legal, accounting and other consultants retained to advise the Committee.